UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

TREY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On May 17, 2011, the Board of Directors (the “Board”) of Trey Resources, Inc. (the “Company”) and the stockholders holding in the aggregate a majority of the outstanding capital stock of the Company entitled to vote (the “Majority”), approved by written consent: (i) the decrease in the number of authorized shares of Class A common stock, par value $.00001 per share (the Class A Common Stock”), of the Company from ten billion (10,000,000,000) shares of Class A Common Stock to seven hundred and fifty million (750,000,000) shares of Class A Common Stock (the “Authorized Class A Share Decrease”); (ii) the change in the conversion ratio at which the Class B common stock, par value $.00001 per share (the “Class B Common Stock”), of the Company converts into Class A Common Stock from (A) fifty percent (50%) of the lowest price ever paid for the issuance of Class A Common Stock for each one share of Class B Common Stock being converted to (B) one thousand nine hundred seventy five (1,975) shares of Class A Common Stock for each one (1) share of Class B Common Stock (the “Ratio Change”); (iii) the cancellation (the “Cancellation”) of the entire class of Class C Common Stock, par value $.00001 per share (the “Class C Common Stock”); and (iv) the change in the name of the Company from “Trey Resources, Inc.” to “SilverSun Technologies, Inc.” (the “Name Change”).

After receiving the consent of the Board and the Majority, the Company filed on June 27, 2011 the Fourth Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware to reflect the (i) Authorized Class A Share Decrease, (ii) Ratio Change, (iii) Cancellation and (iv) the Name Change. The foregoing description of the Amended Certificate does not purport to be complete and is qualified in its entirety by the full text of the Amended Certificate attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Bylaws

On June 28, 2011, the Board of the Company adopted by resolution an amendment (the “Amendment”) to the Bylaws of the Company to allow the Company, in the event that fractional equity interests are created, to issue one (1) full share of capital stock of the Company in lieu of a fractional share of capital stock in the event that fractional equity interests are created.  Prior to the Amendment, the Bylaws only allowed the Company to: (i) arrange for the disposition of fractional interests by those entitled thereto; (ii) pay in cash the fair value of a fraction of a share as of the time when those entitled to receive such fractional shares are determined; or (iii) issue scrip or warrants in registered form (represented by a certificate or uncertificated) or bearer form (represented by a certificate) which entitles the holder to receive one (1) full share of capital stock upon the surrender of such scrip or warrant. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

3.1*                      Fourth Amended and Restated Certificate of Incorporation

3.2*                      Amendment to the Bylaws of Trey Resources, Inc.

*Filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TREY RESOURCES, INC.

Date: June 30, 2011	By:	/s/Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer